SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the registrant [X]

Filed by a party other than the registrant [ ]


Check the appropriate box:


[ ] Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

[X] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                           Community Bank System, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies.

--------------------------------------------------------------------------------

(2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

(4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

(5) Total fee paid:

--------------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.


[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:_____________________________________________________

(2) Form, Schedule or Registration Statement No.:_______________________________

(3) Filing Party:_______________________________________________________________

(4) Date Filed:_________________________________________________________________

                           COMMUNITY BANK SYSTEM, INC.
                             5790 Widewaters Parkway
                           DeWitt, New York 13214-1883

            -------------------------------------------------------


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

            -------------------------------------------------------


                                                                  March 30, 1999

     TO THE SHAREHOLDERS OF COMMUNITY BANK SYSTEM, INC.:

     At the direction of the Board of Directors of COMMUNITY BANK SYSTEM, INC., a Delaware corporation (the "Company"), NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of the Company (the "Meeting") will be held at 1:00 p.m. on Wednesday, May 12, 1999 at the Holiday Inn in Liverpool, New York for the purpose of considering and voting upon the following matters:

              1. The election of three directors to hold office for a term of three years and until their successors have been duly elected, and one director to hold office for a term of two years and until his successor has been duly elected.

              2. The transaction of any other business which may properly be brought before the Meeting or any adjournment thereof.

                                             By Order of the Board of Directors



                                             Donna J. Drengel
                                             Secretary

--------------------------------------------------------------------------------
       YOUR VOTE IS IMPORTANT. YOU ARE THEREFORE REQUESTED TO SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE, EVEN IF YOU EXPECT TO BE PRESENT AT THE MEETING. YOU MAY WITHDRAW YOUR PROXY AT ANY TIME PRIOR TO
   THE MEETING, OR IF YOU DO ATTEND THE MEETING, YOU MAY WITHDRAW YOUR PROXY
   AT THAT TIME AND VOTE IN PERSON IF YOU WISH.
--------------------------------------------------------------------------------

                           COMMUNITY BANK SYSTEM, INC.
                             5790 Widewaters Parkway
                           DeWitt, New York 13214-1883

              -----------------------------------------------------


                                 PROXY STATEMENT
                FOR ANNUAL MEETING OF SHAREHOLDERS, MAY 12, 1999

     This Proxy Statement is furnished as part of the solicitation of proxies by the Board of Directors of Community Bank System, Inc. (the "Company"), the holding company for Community Bank, N.A. (the "Bank"), for use at the Annual Meeting of Shareholders of the Company (the "Meeting") to be held at 1:00 p.m. on Wednesday, May 12, 1999, at the Holiday Inn in Liverpool, New York. This Proxy Statement and the form of Proxy are first being sent to Shareholders on approximately March 30, 1999.

     At the Meeting, the Shareholders will be asked to vote for the election of directors. Three of the total of nine directors who serve on the Company's Board of Directors will stand for re-election to the Board at the Meeting. In addition, Nicholas A. DiCerbo, who is currently serving a term to expire in 2000, will stand for election to a term to expire in 2001 in order to provide for an equal number in each class of directors on the Board, in accordance with the Company's Certificate of Incorporation. Finally, voting will be conducted on any other matters which are properly brought before the Meeting.


                            VOTING RIGHTS AND PROXIES

     The Board of Directors of the Company has fixed the close of business on March 22, 1999 as the record date for determining which Shareholders are entitled to notice of and to vote at the Meeting. At the close of business on the record date, 7,262,829 shares of common stock, no par value, were outstanding and entitled to vote at the Meeting. This is the Company's only class of voting stock outstanding. Each share of outstanding common stock is entitled to one vote with respect to each item to come before the Meeting. There will be no cumulative voting of shares for any matter voted upon at the Meeting. The Bylaws of the Company provide that one-third of the outstanding shares of the Company, represented in person or by proxy, shall constitute a quorum at a shareholder meeting. The Company is not aware of any persons who beneficially own more than 5% of the outstanding voting stock of the Company as of the record date for the Meeting.

     If the enclosed form of Proxy is properly executed and returned to the Company prior to or at the Meeting, and if the Proxy is not revoked prior to its exercise, all shares represented thereby will be voted at the Meeting and, where instructions have been given by a Shareholder, will be voted in accordance with such instructions.

     Any Shareholder executing a Proxy which is solicited hereby has the power to revoke it at any time prior to its exercise. A Proxy may be revoked by giving written notice to the Secretary of the Company at the Company's address set forth above, by attending the Meeting and voting the shares of stock in person, or by executing and delivering to the Secretary a later-dated Proxy.

     The solicitation of Proxies will be by mail, but Proxies may also be solicited by telephone, telegram, or in person by directors, officers, and other regular employees of the Company or of the Bank. The Company will bear all costs of soliciting Proxies. Should the Company, in order to solicit Proxies, request the assistance of other financial institutions, brokerage houses, or other custodians, nominees, or fiduciaries, the Company will reimburse such persons for their reasonable expenses in forwarding proxy materials to Shareholders and obtaining their Proxies.

     The Annual Report of the Company for the fiscal year ended December 31, 1998, incorporating the Annual Report on Form 10-K filed by the Company with the Securities and Exchange Commission, is being sent to Shareholders with this Proxy Statement.


                              SHAREHOLDER PROPOSALS

     If shareholder proposals are to be considered by the Company for inclusion in a proxy statement for a future meeting of the Company's Shareholders, such proposals must be submitted on a timely basis and must meet the requirements established by the Securities and Exchange Commission for shareholder proposals. Shareholder proposals for the Company's 2000 Annual Meeting of Shareholders will not be deemed to be timely submitted unless they are received by the Company at its principal executive offices by December 1, 1999. Such shareholder proposals, together with any supporting statements, should be directed to the Secretary of the Company. Shareholders submitting proposals are urged to submit their proposals by certified mail, return receipt requested.


          ITEM 1: ELECTION OF DIRECTORS AND INFORMATION WITH RESPECT TO DIRECTORS AND EXECUTIVE OFFICERS

     The first Item to be acted upon at the Meeting is the election of three directors, each to hold office for three years and until his successor shall have been duly elected and qualified. In addition, Nicholas A. DiCerbo, who is currently serving a term to expire in 2000, will stand for election to a term to expire in 2001 in order to provide for an equal number in each class of directors on the Board, in accordance with the Company's Certificate of Incorporation. The nominees receiving a plurality of the votes represented in person or by proxy at the Meeting will be elected directors.

     All Proxies in proper form which are received by the Board prior to the election of directors at the Meeting will be voted "FOR" the nominees listed below, unless authority is withheld in the space provided on the enclosed Proxy. Each nominee is presently a director of the Company, and each director of the Company is also a director of the Bank. In the event any nominee declines or is unable to serve, it is intended that the Proxies will be voted for a successor nominee designated by the Board. All nominees have indicated a willingness to serve, and the Board knows of no reason to believe that any nominee will decline or be unable to serve if elected. The nine members of the Board (including the nominees for re-election at the 1999 Annual Meeting, if elected) are expected to continue to serve on the Board until their respective terms expire.

     The information on the following pages is furnished for each nominee for director to be elected at the Meeting and each director of the Company whose term of office continues after the Meeting. The share ownership numbers for certain directors include shares that would be issuable upon exercise of "Offset Options" granted to these directors in order to reduce the Company's liability under its Stock Balance Plan. The purpose of the Offset Options, which were approved by the Company's Shareholders at the 1998 Annual Meeting, is explained on pages 7 and 8. See footnote "(e)" on page 5 for the number of currently exercisable stock options (including, without limitation, Offset Options) held by specific directors.

                                      NOMINEES FOR DIRECTOR AND DIRECTORS CONTINUING IN OFFICE

                                                                                                        SHARES OF COMPANY
                                                                                                         COMMON STOCK
                                                                                                      BENEFICIALLY OWNED (c)
                                                                    BUSINESS                          AS OF MARCH 22, 1999 (d)
         NAME AND               DIRECTOR OF THE                 EXPERIENCE DURING               ------------------------------------
          AGE (a)                COMPANY SINCE                 PAST FIVE YEARS (b)                  NUMBER(e)            PERCENT
---------------------------    ----------------    ----------------------------------------     ----------------    ----------------

NOMINEES (FOR TERMS TO EXPIRE AT
  ANNUAL MEETING IN 2002):
---------------------------------
Richard C. Cummings                  1983          Partner, law firm of Cummings, Dunckel                 45,080                .62%
Age 69                                             and Campany, Lowville, New York.

William M. Dempsey                   1984          President/Dean, American College of                    34,365                .47%
Age 60                                             Management and Technology (RIT),
                                                   Dubrovnik, Croatia; prior to
                                                   August 1997, Vice President
                                                   of Finance and
                                                   Administration, Rochester
                                                   Institute of Technology,
                                                   Rochester, New York.

William N. Sloan                     1991          Vice President for Administration                      30,898                .42%
Age 64                                             Emeritus, The State University of New
                                                   York College at Potsdam, Potsdam, New
                                                   York; prior to 1997, Associate Professor
                                                   of Mathematics.
NOMINEE (FOR TERM TO EXPIRE AT
  ANNUAL MEETING IN 2001):
---------------------------------
Nicholas A. DiCerbo                  1984          Partner, law firm of DiCerbo and                       96,029               1.32%
Age 52                                             Palumbo, Olean, New York.

DIRECTORS CONTINUING IN OFFICE
---------------------------------

TERMS EXPIRING AT ANNUAL MEETING
  IN 2001:

John M. Burgess                      1991          Retired. Prior to 1991, President of                   39,392                .54%
Age 62                                             Kinney Drugs, Inc., a drug and retail
                                                   chain with stores located throughout
                                                   northern New York.

James A. Gabriel                     1984          Owner, law firm of Franklin & Gabriel,                 64,745                .89%
Age 51                                             Ovid, New York.

                                                                                                      SHARES OF COMPANY
                                                                                                        COMMON STOCK
                                                                                                     BENEFICIALLY OWNED (c)
                                                                  BUSINESS                          AS OF MARCH 22, 1999 (d)
         NAME AND               DIRECTOR OF THE               EXPERIENCE DURING               ------------------------------------
          AGE (a)                COMPANY SINCE               PAST FIVE YEARS (b)                  NUMBER(e)            PERCENT
---------------------------    ----------------   ---------------------------------------     ----------------    ----------------
TERMS EXPIRING AT ANNUAL MEETING
  IN 2001:
---------------------------------
Sanford A. Belden                    1992         President and Chief Executive Officer of              39,811                .55%
Age 56                                            the Company since October 1, 1992.

Lee T. Hirschey                      1991         President and Chief Executive Officer,                57,384                .79%
Age 63                                            Climax Manufacturing Company,
                                                  converter and manufacturer
                                                  of paper products with
                                                  facilities in Castorland,
                                                  Lowville, and West Carthage,
                                                  New York.

David C. Patterson                   1991         President and owner of Wight and                      44,358                .61%
Age 57                                            Patterson, Inc., manufacturer and seller of
                                                  livestock feed located in Canton, New
                                                  York.
                                                                                                       SHARES OF COMPANY
In addition to the information provided above, the following summarizes the security                      COMMON STOCK
ownership of the highest paid executive officers who are not also directors of the                   BENEFICIALLY OWNED (c)
Company:                                                                                            AS OF MARCH 22, 1999 (d)
                                                                                              ------------------------------------
                                                                                                 NUMBER(e)            PERCENT
                                                                                              ----------------    ----------------
James A. Wears                                      Regional President                                 56,887                .78%
                                                    Northern Region

Michael A. Patton                                   Regional President                                 54,718                .75%
                                                    Southern Region

David G. Wallace                                    Senior Vice President                              46,901                .64%
                                                    and Chief Financial Officer

Girard H. Mayer                                     President and Chief Executive Officer,             84,707               1.17%
                                                    Benefit Plans Administrative Services,
                                                    Inc.(f)

Number of shares of Company stock beneficially owned by all Directors and Executive                   695,275               9.18%
Officers of the Company as a group (13 persons)

        (a) No family relationships exist between any two or more of the nominees for director or executive officers of the Company.

        (b) No nominee for director or continuing director of the Company holds a directorship with any company (other than the Company) which is registered pursuant to Section 12 or subject to the requirements of Section 15(d) of the Securities Exchange Act of 1934, or with any company which is a registered investment company under the Investment Company Act of 1940.

        (c) Represents all shares as to which named individual possessed sole or shared voting or investment power as of March 22, 1999, including shares held by, in the name of, or in trust for, spouse and dependent children of named individual and other relatives living in the same household, even if beneficial ownership has been disclaimed as to any of these shares by the nominee or director.

        (d) The listed amounts include shares as to which certain directors and named executive officers are beneficial owners but not the sole beneficial owners as follows: Mr. Burgess' wife holds 5,100 shares; Mr. Cummings' wife holds 342 shares and Mr. Cummings holds 17,500 shares as Trustee of the James P. Lewis Irrevocable Trust; Mr. DiCerbo holds 24,125 shares jointly with his wife, 31,427 shares are held in the name of the law partnership of DiCerbo and Palumbo, and 719 shares are held by his wife; Mr. Hirschey's wife holds 1,000 shares and Mr. Hirschey holds 14,000 shares as Trustee for the Retirement Plan of Employees of Climax Manufacturing Company; Mr. Patterson holds 2,380 shares jointly with his wife and 1,324 shares as Trustee for the Wight and Patterson Retirement Plan; Mr. Patton is the beneficial owner of 4,042 shares held by the Company's 401(k) plan, his wife holds 1,400 shares, and his daughter holds 680 shares; Mr. Sloan holds 153 shares jointly with his wife; Mr. Wallace is the beneficial owner of 11,175 shares held by the Company's 401(k) plan; and Mr. Wears is the beneficial owner of 15,100 shares held by the Company's 401(k) plan, he holds 5,747 shares jointly with his wife, and his wife holds 4,368 shares in her own name.

        (e) Includes shares that the following individuals currently have the right to acquire, or will have the right to acquire within 60 days of March 22, 1999, through exercise of stock options issued by the Company: Mr. Belden, 3,000 shares; Mr. Burgess, 28,672 shares; Mr. Cummings, 11,166 shares; Mr. Dempsey, 32,765 shares; Mr. DiCerbo, 34,158 shares; Mr. Gabriel, 36,935 shares; Mr. Hirschey, 28,672 shares; Mr. Patterson, 33,456 shares; Mr. Sloan, 29,350 shares; Mr. Patton, 21,436 shares; Mr. Wallace, 22,668 shares; Mr. Wears, 27,476 shares; and Mr. Mayer, 2,524 shares. These shares are included in the total number of shares outstanding for the purpose of calculating the percentage ownership of the foregoing individuals and of the group as a whole, but not for the purpose of calculating the percentage ownership of other individuals listed in the foregoing table.

        (f) Benefit Plans Administrative Services, Inc. is a wholly-owned subsidiary of the Company.

BOARD COMMITTEES AND MEETINGS

     The Board of Directors of the Company held 12 regularly scheduled meetings during the fiscal year ended December 31, 1998. During this period, each director of the Company attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of meetings held by committees of the Board on which he served.

     Among its standing committees, the Board of the Bank has an Audit/Compliance/Risk Management Committee which also serves as the Company's Audit Committee. The Audit/Compliance/Risk Management Committee reviews internal and external audits of the Company and the Bank and the adequacy of the Company's and the Bank's accounting, financial, and compliance controls, and investigates and makes recommendations to the Company's Board and the Bank's Board regarding the appointment of independent auditors. During 1998, this Committee held four meetings and its present members are Directors William M. Dempsey (Chair), John M. Burgess, and William N. Sloan.

     The Bank's Board also has a Personnel Committee which reviews and makes recommendations to the Bank's Board regarding compensation adjustments and employee benefits to be instituted and which also serves as the Company's Personnel Committee. The Personnel Committee reviews the Compensation of nonofficer employees in the aggregate, and the salaries and performance of executive officers are reviewed individually. The Personnel Committee held four meetings in 1998, and its present members are Directors William N. Sloan (Chair), Nicholas A. DiCerbo, and Lee T. Hirschey.

     The Company has a Nominating Committee which makes recommendations to the Board for nominees to serve as directors. The Nominating Committee will consider written recommendations from shareholders for nominees to serve on the Board that are sent to the Secretary of the Company at the Company's main office. The Nominating Committee held two meetings in 1998, and its present members are Directors Richard C. Cummings (Chair), William M. Dempsey, and David C. Patterson.

     The President and Chief Executive Officer of the Company serves as an ex officio member of all Board committees and receives no compensation for serving in this capacity. Mr. Gabriel, as Chair of the Board, also serves as a member of all Board Committees.

COMPENSATION OF DIRECTORS

     As directors of both the Company and the Bank, Board members receive an annual retainer of $8,000, $500 for each Board meeting they attend, $500 for each Strategic/Executive Committee meeting they attend, and $350 for each committee meeting they attend. Mr. Belden does not receive an annual retainer or compensation for attending Board and committee meetings. The Chair of the Board receives an all inclusive $46,000 retainer for serving in that capacity. The Chair of the Loan Committee, the Personnel Committee, and the Strategic/Executive Committee each receives an annual retainer of $2,500; and the Chair of the Investment Committee, the Trust Committee, and the Audit/Compliance/Risk Management Committee each receives an annual retainer of $750. The Company pays the travel expenses incurred by each director in attending meetings of the Board.

     Directors may elect to defer all or a portion of their director fees pursuant to a Deferred Compensation Plan for Directors. Directors who elect to participate in the Plan designate the percentage of their director fees which they wish to defer (the "deferred fees") and the date to which they wish to defer payment of benefits under the plan (the "distribution date"). The plan administrator establishes an account for each participating director and credits to such account (i) on the date a participating director would have otherwise received payment of his deferred fees, the number of deferred shares of Company Common Stock which could have been purchased with the deferred fees, and (ii) from time to time such additional number of deferred shares which could have been purchased with any dividends which would have been received had shares equal to the number of shares credited to the account actually been issued and outstanding. On the distribution date, the participating director shall be entitled to receive shares of Company common stock equal to the number of deferred shares credited to the director's account either in a lump sum or in annual installments over a three, five or ten year period. The effect of the plan is to permit directors to invest deferred director fees in stock of the Company, having the benefit of any stock price appreciation and dividends as well as the risk of any decrease in the stock price. To the extent that directors participate in the plan, the interests of participating directors will be more closely associated with the interests of shareholders in achieving growth in the Company's stock price.

     In 1995, the directors re-evaluated their total compensation arrangement, in light of the increased responsibility associated with the changing nature of the Company and the "Blue Ribbon Report" issued by the National Association of Corporate Directors. Among other things, the Blue Ribbon Report suggests that director compensation be structured so that it is specifically aligned with the long-term interests of shareholders. Effective January 1, 1996, the Company's 1994 Long Term Incentive Compensation Program (the "Incentive Plan") was amended to allow for the issuance of Non-Qualified Stock Options to nonemployee directors. The Board believes that providing for the grant of Non-Statutory Stock Options to nonemployee directors is in the best interests of the Company. In the spirit of the Blue Ribbon Report, such a provision more closely aligns the interests of individual directors with the long-term interests of the Company's Shareholders, and enables the Company to continue to attract qualified individuals to serve on the Board.

     The 1996 amendment to the Incentive Plan (which was approved by the Company's Shareholders at their 1996 Annual Meeting) provides that each eligible nonemployee director is to receive an option to purchase 1,610 shares of common stock on or about January 1, 1996, and 2,000 shares on or about each January 1st thereafter. Each option granted to a nonemployee director is granted at an option price per share equal to the market value per share of the Company's common stock on the date of grant, and is fully exercisable upon its date of grant, provided that shares of common stock acquired pursuant to the exercise of such options may not be sold or otherwise transferred by a director within six months of the grant. Each option is exercisable until the earlier of (i) ten years from the date of grant, or (ii) termination of the optionee's service on the Board for cause (as defined in the Incentive Plan). Notwithstanding the foregoing, to the extent that the Committee appointed by the Board to administer the Incentive Plan determines that grants may be exempt from Section 16(b) of the Securities Exchange Act of 1934, as amended, the Non-Statutory Stock Options granted to eligible nonemployee directors shall relate to a number of shares of common stock to be determined based upon the financial performance of the Company. Such financial performance shall be determined based upon factors including (but not limited to) the Company's asset quality, return on equity, and CAMELS rating (a measurement of capital, assets, management, earnings, liquidity and sensitivity utilized by the Office of the Comptroller of the Currency, the Bank's primary regulator). Pursuant to the 1996 amendment to the Incentive Plan, each eligible nonemployee director received an option to purchase 2,637 shares effective January 2, 1998.

     In addition, in keeping with the spirit of the Blue Ribbon Report, effective January 1, 1996, the Board adopted a "Stock Balance Plan" for nonemployee directors of the Company who have completed at least six months of service as director. The plan establishes an account for each eligible director. Amounts credited to those accounts reflect the value of 200 shares of the Company's Common Stock for each year of service between 1981 and 1995 at the December 31, 1995 market value, plus an annual amount equal to 200 additional shares of Common Stock beginning in 1996, plus an annual earnings credit equal to the one-year average total return on the Company's Common Stock. The crediting of additional units beginning in 1996 is subject to an adjustment factor which reflects the Company's asset quality, return on equity and CAMELS rating. The account balance is payable to each director in the form of a lifetime annuity or, at the election of the director, monthly installment payments over a three, five, or ten year period following the later of age 55 or disassociation from the Board, is subject to a six-year vesting schedule, and is forfeitable in the event of termination from the Board for cause.

     In 1998, amendments to the Stock Balance Plan and the Incentive Plan were approved by the Company's shareholders allowing the grant of "Offset Options" to directors under the Incentive Plan. The effect of these Offset Options is to permit the Company to reduce the grantee's Stock Balance Plan account balance by an amount equal to the growth in value of the Offset Options (i.e., the amount by which the aggregate fair market value of the Common Stock underlying the Offset Options exceeds the aggregate exercise price of the Offset Options) as of the date on which the director's account is valued, provided that a director's account may not be reduced below zero. As such, the Offset Options are not intended to materially change the level of compensation to participating directors under the Stock Balance Plan, but are intended to reduce the cost of director compensation to the Company.

     Pursuant to the terms of the Stock Balance Plan and the Incentive Plan (as amended), the Company granted Offset Options to certain members of the Board of Directors as of May 13, 1998, at a level such that the projected growth in value of the Offset Options was equivalent to the projected value of the director's Stock Balance account as of the normal retirement age. The Offset Option grants were also adjusted by a number of shares sufficient to account for potential benefit losses to participating directors resulting from the amendments due to factors including, but not necessarily limited to, increased tax liability. In addition, as each director becomes entitled to additional credit under the Stock Balance Plan on an annual basis, and as assumptions change and actual stock performance is realized after the original grant of Offset Options, the Company may grant additional Offset Options as necessary to maintain a projected reduction of the Company's liability approximately equal to the projected value of each director's Stock Balance Plan account as of normal retirement age.

     The per share exercise price for each Offset Option granted as of May 13, 1998 was $34.8125, the per share market value of the Common Stock on the date of grant. The Offset Options are immediately exercisable and will expire at each director's normal retirement date (normally 70 years of age); provided, however, that the Company has provided, by agreement with each director, that any shares issued upon exercise prior to the director's normal retirement date may be issued in the form of "restricted stock." The restricted stock is subject to forfeiture upon certain specified conditions until the director's retirement, and the director may not sell, assign, transfer, pledge or otherwise encumber the restricted stock during this forfeiture period. In the event that the growth in value of a director's Offset Options is less than the value of the director's Stock Balance Plan account as of the date that the Offset Options are exercised, the shortfall will be paid to the director either in cash or, at the Company's option in the case of an exercise prior to retirement, by the issuance of additional Offset Options. In the event that the growth in value of a director's Offset Options exceeds the value of the director's Stock Balance Plan account, no adjustment will be made.

                       COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth information concerning compensation paid by the Bank to those persons who were, at December 31, 1998, (i) the chief executive officer and (ii) the other most highly compensated executive officers whose annual salary and bonus exceeded $100,000.

                                                                SUMMARY COMPENSATION TABLE
                                                                                                     LONG-TERM
                                                                                                    COMPENSATION
                                                     ANNUAL COMPENSATION                               AWARDS
                                   ------------------------------------------------------------     -------------    ---------------
                                                                                 OTHER ANNUAL                          ALL OTHER
           NAME AND                                                              COMPENSATION          STOCK          COMPENSATION
      PRINCIPAL POSITION             YEAR      SALARY ($)       BONUS ($) (1)      ($) (2)          OPTIONS (#)          ($)(3)
-------------------------------    ---------   -------------    --------------   --------------     -------------     --------------
Sanford A. Belden                    1998            350,000           140,000            4,437            15,000            179,368
President and Chief                  1997            300,000           120,000            3,667                 0            101,768
Executive Officer                    1996            275,000           104,500            3,318            40,000             82,844

James A. Wears                       1998            149,000            44,700            3,572             5,680             10,602
Regional President                   1997            142,000            42,600            3,706                 0             10,418
Northern Region                      1996            135,000            37,800            4,705            16,200             10,407

Michael A. Patton                    1998            149,000            44,700            3,385             5,680             12,440
Regional President                   1997            142,000            42,600            2,990                 0             12,132
Southern Region                      1996            135,000            37,800            2,906            16,200             10,908

David G. Wallace                     1998            137,000            41,100                0             5,240             19,558
Senior Vice President                1997            131,000            39,300                0                 0             17,448
and Chief Financial Officer          1996            125,000            35,000                0            23,800             10,411

Girard H. Mayer                      1998            133,000            16,157            1,320             3,550             10,672
President and Chief                  1997            127,000            30,000            1,735                 0             10,408
Executive Officer, Benefit Plans     1996             58,615            15,000              655             2,680              5,101
Administrative Services, Inc.


     * Mr. Mayer's employment commenced on July 8, 1996.

     (1) The amounts shown in this column for Messrs. Belden, Wears, Patton, and Wallace reflect payments under the Company's Management Incentive Plan, an annual cash award plan based on performance and designed to provide incentives for employees. The amount shown in this column for Mr. Mayer reflects payment under Mr. Mayer's Employment Agreement.

     (2) The amounts disclosed in this column include the reportable value of the personal use of Company-owned vehicles for Messrs. Belden, Wears, Patton, and Mayer, which amounted to $4,437, $3,572, $3,385, and $1,320 respectively, in 1998.

     (3) The amounts in this column include: (a) the value of group term life insurance benefits in excess of $50,000 under a plan available to all full-time employees for which Messrs. Belden, Wears, Patton, Wallace, and Mayer received $5,660, $894, $1,479, $1,332 and $1,920 in 1998, respectively; (b) Company contributions to the Employee Savings and Retirement Plan, a defined contribution plan, amounting to $5,000 for Mr. Belden; $3,747 for Mr. Wears; $5,000 for Mr. Patton; $3,766 for Mr. Wallace; and $8,752 for Mr. Mayer; (c) Company contributions under the Company's Deferred Compensation Plan, amounting to $14,350 for Mr. Belden; $5,961 for Mr. Wears; $5,961 for Mr. Patton; and $5,483 for Mr. Wallace; and (d) the expense associated with Mr. Belden's supplemental retirement plan, which amounted to $154,358 in 1998, and the expense associated with Mr. Wallace's supplemental retirement plan, which amounted to $8,977 in 1998. The Company does not maintain any "split-dollar" arrangements for any of the named executives.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

     The following table provides further information on grants of stock options pursuant to the Company's Long-Term Incentive Compensation Program in fiscal year 1998 to the named executives as reflected in the Summary Compensation Table on page 9.

                                         % OF TOTAL                                                  POTENTIAL REALIZABLE VALUE AT
                                           OPTIONS                                                      ASSUMED ANNUAL RATES OF
                                         GRANTED TO                                                    STOCK PRICE APPRECIATION
                                          EMPLOYEES     EXERCISE OR                    MARKET               FOR OPTION TERM
                          OPTIONS            IN         BASE PRICE    EXPIRATION      VALUE ON     ---------------------------------
           NAME         GRANTED (#)      FISCAL YEAR      ($/SH)         DATE        GRANT DATE          5%                10%
--------------------   --------------   -------------   -----------   ----------    -----------    --------------    ---------------
Sanford A. Belden              15,000       6.48%         31.3125      1/2/2008        31.3125            295,384            748,561
James A. Wears                  5,680       2.46%         31.3125      1/2/2008        31.3125            111,852            283,455
Michael A. Patton               5,680       2.46%         31.3125      1/2/2008        31.3125            111,852            283,455
David G. Wallace                5,240       2.27%         31.3125      1/2/2008        31.3125            103,187            261,497
Girard H. Mayer                 3,550       1.53%         31.3125      1/2/2008        31.3125             69,908            177,159


     On January 2, 1998, the Board of Directors issued incentive stock options to Messrs. Belden, Wears, Patton, Wallace, and Mayer at the then current market price of $31.3125 per share. These options become exercisable over the course of five years, with one-fifth of the options becoming exercisable on January 2, 1999, 2000, 2001, 2002 and 2003.


               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR-END OPTION/SAR VALUES

     The following table provides information for the named executive officers, with respect to (i) stock options exercised in fiscal year 1998, (ii) the number of stock options held at the end of fiscal year 1998, and (iii) the value of in-the-money stock options at the end of fiscal year 1998.

                                                                                                         VALUE OF UNEXERCISED
                                                                NUMBER OF UNEXERCISED OPTIONS            IN-THE-MONEY OPTIONS
                            SHARES                                     AT 12/31/98 (#)                   AT 12/31/98 ($) (1)
                          ACQUIRED ON          VALUE         -----------------------------------   --------------------------------
            NAME        EXERCISE (#)      REALIZED ($)         EXERCISABLE       UNEXERCISABLE     EXERCISABLE      UNEXERCISABLE
--------------------    ---------------    --------------    ---------------    ----------------   -------------    ---------------
Sanford A. Belden                17,300           269,610              4,570              46,980          49,885            413,444
James A. Wears                        0                 0             22,850              18,280         396,914            164,745
Michael A. Patton                     0                 0             16,820              18,260         265,554            164,421
David G. Wallace                      0                 0             20,720              22,220         339,775            241,181
Girard H. Mayer                       0                 0              1,340               4,890          13,651             13,651


        (1) Based on the closing price of the Company's common stock on December 31, 1998 of $29.3125 per share.

                               PENSION PLAN TABLE



  HIGHEST FIVE                           YEARS OF SERVICE
  YEAR AVERAGE         ------------------------------------------------------
COMPENSATION (1)         15          20          25          30          35
----------------       ------      ------      ------      ------      ------
       20,000           2,700       3,600       4,500       5,400       6,300
       50,000           8,700      11,600      14,500      17,400      20,300
      100,000          20,325      27,100      33,875      40,650      47,425
      125,000          26,138      34,850      43,563      52,275      60,988
      150,000          31,950      42,600      53,250      63,900      74,550
      160,000          34,275      45,700      57,125      68,550      79,975


     (1) For 1998, the Internal Revenue Code limits the total compensation that may be taken into account in calculating benefits to $160,000.

     The table above sets forth the estimated annual benefits under the formula adopted for post-1988 years of service, payable upon retirement at age 65 in the form of a single life annuity. Benefits are computed based on the average annual compensation for the highest consecutive five years in the 10 years preceding retirement. The amounts are not subject to any deduction for Social Security. For purposes of calculating the benefit, an employee may not be credited with more than 35 years of service. The base salary and cash award amounts in the Summary Compensation Table on page 9 reflect the covered compensation under the plan for Messrs. Belden, Wears, Patton, Wallace, and Mayer. Messrs. Belden, Wears, Patton, Wallace, and Mayer have been credited with 6, 28, 28, 10, and 18 years of service, respectively, under the plan.

     The pension plan maintained by the Company is a noncontributory defined benefit plan which is funded by the Company and administered by a retirement committee which consists of persons appointed by the Board of Directors. The plan covers all employees of the Company who have completed one full year of continuous service. The Company first entered into a nonqualified supplemental retirement plan agreement with Mr. Belden in January 1995, and with Mr. Wallace in March 1997. The Company does not currently maintain any nonqualified retirement plans for any of the other named executives.

EMPLOYMENT AGREEMENTS

     The Company has an employment agreement with Mr. Belden dated January 1, 1997 providing for his employment as the Company's President and Chief Executive Officer until December 31, 2002. The agreement requires that Mr. Belden devote his full business time and attention to the performance of his duties for a base salary of $300,000 for 1997, $350,000 for 1998, $400,000 for 1999, and $450,000
for 2000; Mr. Belden's base salary for 2001 and 2002 is to be negotiated during the year 2000. In the event that the Company fails to meet certain defined performance targets during a given fiscal year, the Company may renegotiate the scheduled increase in Mr. Belden's base salary for the next succeeding fiscal year. The agreement may be terminated by the Board for good cause at any time. If Mr. Belden's employment is terminated by the Company prior to December 31, 2002 for reasons other than cause, Mr. Belden will be entitled to severance pay equal to the greater of (i) the sum of Mr. Belden's annual base salary at the time of the termination and the most recent payment to Mr. Belden under the Company's Management Incentive Plan, or (ii) amounts payable to Mr. Belden through the unexpired term of his employment. If Mr. Belden's employment is terminated for reasons other than cause within two years following a change of control, the Company will retain him as a consultant for three years at an annual consulting fee equal to his base salary plus the award to Mr. Belden under the Management Incentive Plan for the year immediately preceding the change in control, will reimburse him for any loss incurred on the sale of his home, and all of his stock options will become fully exercisable. In addition, Mr. Belden may voluntarily terminate his employment not sooner than three months nor later than nine months following a change in control, in which event Mr. Belden shall be entitled to receive the payments described in the preceding sentence, with the consulting fees to be reduced by any non-Company wages or self-employment income derived by Mr. Belden during the three-year consulting period.

     The Company also maintains four year employment agreements with Messrs. Wears, Patton, and Wallace, providing for their continued employment until December 31, 2000. These agreements provide for severance pay, in the event of a termination for reasons other than cause, equal to the greater of (i) the sum of the employee's annual base salary at the time of termination and the most recent payment to the employee under the Company's Management Incentive Plan, or (ii) amounts payable to the employee through the unexpired term of his employment. In addition, if the Company elects not to renew the agreement upon expiration, the employee is entitled to severance pay equal to one year of the employee's then current annual base salary, provided that such severance pay shall be reduced to the extent that the employee receives wages or self-employment income during the one year period following expiration of the agreement. The agreements also provide change of control benefits which include a three year consulting engagement and accelerated vesting on all outstanding stock options. Finally, the employee may voluntarily terminate his employment not sooner than three months nor later than nine months following a change in control, in which event the employee shall be entitled to full change in control benefits, with his consulting fees to be reduced by any non-Company wages or self-employment income derived by the employee during the three-year consulting period.

     The Company has an Agreement with Mr. Mayer and Benefit Plans Administrative Services, Inc., a wholly owned subsidiary of the Company ("BPA"), providing for Mr. Mayer's employment as BPA's President and Chief Executive Officer until July 9, 2001. The Agreement requires that Mr. Mayer devote his best efforts to the performance of his duties for a base salary of $127,000 per year, subject to increase by the Company's Compensation Committee. In addition, the Agreement provides that Mr. Mayer shall receive annual incentive bonuses based upon a percentage of BPA's pre-tax income (as defined in the Agreement), but in no event less than the following amounts, subject to potential reduction based upon factors set forth in the Agreement: $15,000 for calendar year 1996, $30,000 for 1997, $10,000 for 1998, $10,000 for 1999, $10,000 for 2000, and
$10,000 for 2001. The Agreement may be terminated by the Company for "cause" (as defined in the Agreement) at any time. The Agreement also provides change-in-control benefits which include payment of Mr. Mayer's base salary through the unexpired term of the Agreement, as well as payment of annual incentive bonuses through the unexpired term of the Agreement in an amount equal to the last annual bonus paid to Mr. Mayer prior to the occurrence of the change-in-control.

SUPPLEMENTAL RETIREMENT PLAN AGREEMENTS

     The Company has Supplemental Retirement Plan Agreements with Mr. Belden and Mr. Wallace. Under Mr. Belden's Supplemental Retirement Plan Agreement, the Company must provide Mr. Belden with an annual supplemental retirement benefit which amounts to the sum of (i) 5% of his final five year average salary, for each of his first ten years of service, plus (ii) 2% of his final five year average salary, for each year of service in excess of ten years. The supplemental retirement benefits are reduced by the benefit payable under the Company's pension plan, Mr. Belden's Social Security benefit, the benefits payable from two other pension plans in which Mr. Belden participated prior to joining the Company in 1992, and certain additional amounts. The supplemental retirement benefit is payable at age 65 in the form of an actuarially reduced joint and 50% survivor benefit, provided that benefits payable prior to age 65, or in another form, are subject to the same actuarial adjustments as benefits under the Company's pension plan.

     Under Mr. Wallace's Supplemental Retirement Plan Agreement, the Company must contribute to the Company's deferred compensation plan, on behalf of Mr. Wallace, certain additional amounts as of the last day of each calendar year for which Mr. Wallace is credited with a "Year of Service" under the Company's pension plan. In addition, in the event that Mr. Wallace's employment is terminated within two years following a change in control, Mr. Wallace's Supplemental Retirement Plan Agreement provides for crediting for retirement purposes in the greater amount of actual years of service or 20 years.

                        COMPENSATION COMMITTEE INTERLOCKS
                            AND INSIDER PARTICIPATION

     The members of the Personnel Committee of the Bank's Board of Directors during the last fiscal year were Nicholas A. DiCerbo (Chair), James A. Gabriel, Earl W. MacArthur, William N. Sloan, and William M. Dempsey. The Personnel Committee reviews and makes recommendations regarding compensation levels and employee benefits. As noted on page 16, the law firms of DiCerbo and Palumbo, of which Director DiCerbo is a partner, and Franklin & Gabriel, of which Director Gabriel is owner, provided legal services to the Bank during 1998.


                        REPORT OF THE PERSONNEL COMMITTEE
                            ON EXECUTIVE COMPENSATION

     The Company has adopted a multi-faceted approach towards compensating all of its employees, including senior management. The underlying philosophy and description of major components of the total compensation program are described below.

Philosophy

     The total compensation program is intended to align compensation with business objectives and enable the Company to attract and retain individuals who are contributing to the long-term success of the Company. Towards this end:

     The Company pays competitively. The Company regularly compares its cash, equity and benefits based compensation practices with those of other companies of similar size, operating in similar geographic market areas, many of which are represented in the stock performance graph included on page 15, and establishes compensation parameters based on that review.

     The Company encourages teamwork. The Company recognizes that its long-term success results from the coordinated efforts of employees working towards common, well established objectives. While individual accomplishments are encouraged and rewarded, the performance of the Company is a determining factor in total compensation opportunities.

     The Company strives for fairness in the administration of pay. The Company strives to ensure that compensation levels accurately reflect the level of accountability that each individual has within the Company; employees are informed of the total compensation program; decisions made regarding individual performance which affect compensation matters are based upon an objective assessment of performance; and all employees have equal access to positions within the Company which provide for increased levels of total compensation.

     The process of assessing performance involves the following:

     1. Prior to the beginning of each fiscal year, the Chief Executive Officer establishes and distributes written goals, which must be approved by the full Board. Those goals include specific financial targets relative to earnings and asset quality. The Company strives to achieve financial results which are in the upper third of the results published by its peer group.

     2. Individuals at each successive level of management establish written goals, which must be approved by their respective managers.

     3. All goals are reviewed on an ongoing basis to ensure that the Company is responding to changes in the marketplace and economic climate, and that accomplishment of retained goals is ensured.

     4. At the end of the fiscal year, performance is evaluated against goals and other key position responsibilities. Such evaluations affect decisions on salary, cash incentive, and stock option matters.

Compensation Programs

     The Company defines itself as a super-community bank which provides products of a more comprehensive and advanced nature than those offered by smaller institutions, while simultaneously providing a level of service which exceeds the service quality delivered by larger regional and money center organizations. The delivery of those products and services, in ways that enhance shareholder value, requires that the Company attract key people, promote teamwork, and reward results. In furtherance of those requirements, the Company maintains the following compensation programs.

     Cash-Based Compensation

     Salary. The Company sets base salaries for employees by reviewing the total cash compensation opportunities for competitive positions in the market. In order to more closely align employee compensation to the Company's performance, the Company uses a combination of competitive base salaries and performance incentive opportunities to provide for total compensation that may exceed those in comparable companies which do not generate comparable financial results.

     Management Incentive Plan. The Company maintains an annual incentive plan in which 35% of its employees participate. The Company's performance to targeted asset quality, return on equity, and CAMELS rating, which targets are approved by the Board, triggers the payment of cash awards for all employees in this group. Award levels, which amount to a percentage of salary, have been established for different organizational levels within the Company. For Mr. Belden, 100% of his award is determined by the Company's performance relative to the financial targets described above. For Messrs. Wears, Patton, and Wallace, 80% of their respective award opportunities reflect the Company's performance relative to the financial targets, and 20% of their respective award opportunities reflect performance to other quantitative and qualitative goals specific to their areas of responsibility. 100% of Mr. Mayer's award opportunity reflects the performance of Benefit Plans Administrative Services, Inc. relative to certain financial targets.

     Equity-Based Compensation

     Stock Option Program. The purpose of this program is to provide additional incentives to employees to work to maximize shareholder value. The option program serves as an effective tool in recruiting key individuals and utilizes vesting periods to encourage these individuals to continue in the employ of the Company. The Board frequently awards options in years during which the Company has achieved its financial targets. The number of stock options issued generally reflects a percentage of salary; and various percentages have been established for different organizational levels within the Company.

     Restricted Stock. The Company has, on occasion, issued limited amounts of restricted stock to individuals to support a variety of business objectives. Examples include: performance unit shares have been issued in start-up and turnaround assignments, with vesting schedules tied to specific performance criteria; and restricted shares have been issued to newly promoted and hired individuals who received initial stock option awards with no in-the-money exercisable value.

CEO Compensation

     In December 1998, the full Board formally reviewed Mr. Belden's performance for fiscal year 1998, his sixth full year as the Company's President and CEO. Having determined that the Company's level of performance relative to its previously approved annual and long-term financial targets had been surpassed, the Board, operating under the terms of the Management Incentive Plan disclosed in this Report, authorized the payment of Mr. Belden's cash award for 1998, which amounted to $140,000. Mr. Belden's $350,000 base salary level for 1998 is well supported by competitive wage survey data, and the increase over his 1997 base salary level is well supported by the Company's strategic accomplishments and financial performance during the 1997 evaluation period.

     The foregoing report has been provided by William N. Sloan (Chair), Nicholas A. DiCerbo, and Lee T. Hirschey, members of the Personnel Committee.


                             STOCK PERFORMANCE GRAPH

     The following graph compares cumulative total shareholder returns on the Company's stock over the last five fiscal years to the Nasdaq Stock Market Index, the Nasdaq Bank Stocks Index and the Russell 2000 Index. Total return values were calculated assuming $100 investment on December 31, 1993 and reinvestment of dividends. The Company believes that the Russell 2000 Index provides a more meaningful comparison to the performance of the Company's stock than does the Nasdaq Stock Market Index, as the Russell 2000 Index includes other companies whose stock (like that of the Company) is traded on the New York Stock Exchange. Accordingly, the Company intends to discontinue use of the Nasdaq Stock Market Index in the performance graph beginning next year.


                                   1993    1994   1995    1996    1997     1998
                                   ----    ----   ----    ----    ----     ----

Community Bank System, Inc.        100     95.8   121.8   155.5   255.0   245.5
Nasdaq Stock Market Index          100     97.8   138.3   170.0   208.6   293.2
Nasdaq Bank Stocks Index           100     99.6   148.4   195.9   328.0   324.9
Russell 2000 Index                 100     96.8   122.2   140.2   169.0   163.2

                          TRANSACTIONS WITH MANAGEMENT

     Some of the directors and executive officers of the Company and the Bank (and the members of their immediate families and corporations, organizations, trusts, and estates with which these individuals are associated) are indebted to the Bank. However, all such loans were made in the ordinary course of business, do not involve more than the normal risk of collectibility or present other unfavorable features, and were made on substantially the same terms, including interest rate and collateral requirements, as those prevailing at the same time for comparable loan transactions with unaffiliated persons. No such loan is nonperforming at present. The Company expects that the Bank will continue to have banking transactions in the ordinary course of business with the Company's executive officers and directors and their associates on substantially the same terms, including interest rates and collateral, as those then prevailing for comparable transactions with others.

     Outside of these normal customer relationships, none of the directors or executive officers of the Company or the Bank and no 5% shareholders of the Company (or members of the immediate families of any of the above or any corporations, organizations, or trusts with which such persons are associated) maintains any significant business or personal relationship with the Company or the Bank, other than as arises by virtue of his ownership interest in the Company or his position with the Company or the Bank. The law firms of (i) Cummings, Dunckel and Campany, of which Director Cummings is a partner, provided legal services to the Bank's operations in its Northern Region Markets, (ii) Franklin & Gabriel, owned by Director Gabriel, provided legal services to the Bank's operations in its Finger Lakes Market, and (iii) DiCerbo and Palumbo, of which Director DiCerbo is a partner, provided legal services to the Bank's operations in its Southern Region Markets. For services rendered during 1998 and for related out-of-pocket disbursements, Cummings, Dunckel and Campany received $108,778 and DiCerbo and Palumbo received $130,701 from the Bank. The amount received by Franklin and Gabriel from the Company or Bank was less than 5% of the gross revenues of the law firm for the last fiscal year.


                              INDEPENDENT AUDITORS

     PricewaterhouseCoopers L.L.P., Independent Certified Public Accountants, were retained by the Company at the direction of the Board of Directors. The independent auditors have audited the financial statements of the Company for the fiscal year ended December 31, 1998 and performed such other nonaudit services as the Board requested.

     A representative of PricewaterhouseCoopers L.L.P. will be present at the Meeting. This representative will have the opportunity to make a statement, if he so desires, and will be available to respond to appropriate questions from Shareholders.


                                  OTHER MATTERS

     The Board of Directors of the Company is not aware of any other matters that may come before the Meeting. However, the Proxies may be voted with discretionary authority with respect to any other matters that may properly come before the Meeting.


Date:  March 30, 1999                         By Order of the Board of Directors


                                             Donna J. Drengel
                                             Secretary

                              [FORM OF PROXY CARD]

                                      PROXY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                           COMMUNITY BANK SYSTEM, INC.
                             5790 WIDEWATERS PARKWAY
                           DEWITT, NEW YORK 13214-1883


     The undersigned hereby appoints Charles M. Ertel and Donna J. Drengel proxies, with power to act without the other and with power of substitution, and hereby authorizes them to represent and vote, as designated on the other side, all the shares of stock of Community Bank System, Inc. standing in the name of the undersigned with all powers which the undersigned would possess if present at the Annual Meeting of Shareholders of the Company to be held May 12, 1999 or any adjournment thereof.

       (CONTINUED, AND TO BE MARKED, DATED AND SIGNED, ON THE OTHER SIDE)

--------------------------------------------------------------------------------


                         Please mark your votes as indicated in this example [X]



ITEM 1:  ELECTION OF DIRECTORS
Nominees: Richard C. Cummings, William M. Dempsey,    FOR           WITHHELD
William N. Sloan and Nicholas A. DiCerbo                            FOR ALL

WITHHELD FOR:  (Write that nominee's name in the      [ ]             [ ]
space provided below.)









In their discretion, such attorneys-in-fact and proxies are authorized to vote upon such other business as may properly come before the meeting.

This Proxy, when properly executed will be voted as directed herein by the undersigned.

IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" PROPOSAL 1.

Please check below to indicate whether you plan to attend Annual Meeting.

will attend           will not attend

  [ ]                        [ ]

Signature_________________________Signature_________________________Date________

     Note: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.